SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): September 23, 2009

GEOBIO ENERGY, INC.

 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1100 Dexter Avenue North, Suite 100
Seattle, WA 98109

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 491-1771

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 23, 2009, GeoBio Energy, Inc. (the “Company”), appointed Lance Miyatovich to the Board of Directors of the Company (the “Board”).

Lance Miyatovich, 47, is a principal and managing member of The Law Offices of Lance Miyatovich PLLC, a Seattle, Washington based law firm focusing on litigation and business transactions. Prior to opening the law office, Mr. Miyatovich was President and a Director of Jolan Inc., a Seattle company that he co-founded and led for fifteen years. Mr. Miyatovich also served as General Counsel to Target Research and Management LLC, a hedge fund in Beverly Hills, CA. In addition, Mr. Miyatovich served on the Board of Directors of Agility Inc., of which he was a founding member, and Wizard’s Casino LLC, a member managed LLC.  Mr. Miyatovich is a graduate of the University of Washington School of Law (JD) and Graduate School of Business (MBA).

The Board does not expect to name Mr. Miyatovich to any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-K is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when this information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 23, 2009

GEOBIO ENERGY, INC.

By:	/s/ Clayton Shelver
Director